EX-99.1

CareMax Inc. Announces Fourth Quarter and Full Year 2021 Financial Results

•
Year-end 2021 Medicare Advantage Membership of 33,500, up 103% year-over-year
•
Full Year 2021 GAAP Total Revenue of $295.8 million, up 186% year-over-year1; Pro Forma Revenue of $403.3 million, up 20% year-over-year2
•
2022 Medicare Advantage Membership Expected to Grow 13% to 19%
•
Expanded Presence with De Novo Openings in Memphis, Tennessee and New York City
•
Provides Full Year 2022 Guidance

Miami, FL - March 8, 2022 - CareMax, Inc. (NASDAQ: CMAX; CMAXW), a leading technology-enabled provider of value-based care to seniors, announced today financial results for the fourth quarter and full year ended December 31, 2021.

“We delivered 2021 membership ahead of expectations, despite COVID headwinds, and continue to demonstrate the effectiveness of our model in delivering value-based whole person healthcare,” said Carlos de Solo, Chief Executive Officer. “We are excited for the year ahead as we expand our model with our most recent openings in the Memphis, Tennessee and New York City markets, and deliver on our mission to improve health outcomes for the most vulnerable and underserved communities.”

Fourth Quarter 2021 Results1,3

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GAAP total revenue was $118.3 million, up 321% year-over-year.
•
Medical Expense Ratio was 71.5%, compared to 60.6% for the fourth quarter of 2020; excluding estimated impacts from COVID of $3.2 million, Medical Expense Ratio would have been 69.5%.
•
GAAP net loss was $3.6 million, or $(0.04) per diluted share.
•
Adjusted EBITDA was $4.3 million; excluding the aforementioned estimated impacts from COVID, Adjusted EBITDA would have been $7.4 million.
•
Platform Contribution was $16.0 million; excluding the aforementioned estimated impacts from COVID, Platform Contribution would have been $19.2 million.

Full Year 2021 Results1,3

•
GAAP total revenue was $295.8 million, up 186% year-over-year.
o
Pro Forma Run-Rate Revenue for the year was $515.2 million.4
•
Medicare Advantage membership as of December 31, 2021 was 33,500, up 103% year-over-year.
•
Total membership as of December 31, 2021 was 83,500, up 61% year-over-year.
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Medical Expense Ratio was 73.9%, compared to 64.1% for the prior year.
o
Pro Forma Medical Expense Ratio was 74.7%, compared to 70.3% for the full year ended December 31, 2020; excluding estimated impacts from COVID of $23.1 million, Pro Forma Medical Expense Ratio would have been 69.5%.2
•
GAAP net loss was $6.7 million, or $(0.13) per diluted share.

•
Adjusted EBITDA was $13.3 million; excluding the aforementioned estimated impacts from COVID, Adjusted EBITDA would have been $36.4 million.
o
Pro Forma Run-Rate Adjusted EBITDA for the year was $35.4 million.5
•
Platform Contribution was $49.9 million; excluding the aforementioned estimated impacts from COVID, Platform Contribution would have been $73.1 million.

Recent Business Highlights

•
Expanded de novo centers outside of Florida with two openings in Memphis, Tennessee and one in New York City.
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Entered the Tampa and Space Coast markets within Florida.
•
Achieved a Five-Star Quality rating, the highest possible rating by CMS, across our centers, underscoring our ability to maintain best-in-class care while rapidly growing.
•
Received a Net Promoter Score (NPS) of 96.7 for member satisfaction.
•
Continued to make investments in our team members to support platform infrastructure and de novo expansion with the addition of a Southeast Market President, Chief Compliance Officer and Chief People Officer.
•
Appointed Jose Rodriguez, who previously served as CareMax’s Lead Independent Director, as Chairman of CareMax’s Board of Directors, bringing strong leadership in corporate governance and experience running and auditing large, complex organizations, including payors and providers engaged in Medicare Advantage arrangements.

Financial Outlook for Full Year 2022

•
Year-end Medicare Advantage membership of 38,000 to 40,000, up 13% to 19% year-over-year.
•
Total revenue of $540 million to $560 million, up 34% to 39% year-over-year, compared to $403.3 million for the prior year.
•
Adjusted EBITDA in the range of $30 million to $40 million, up 125% to 200% year-over-year, compared to $13.3 million for the prior year. For 2022, Adjusted EBITDA also excludes losses from de novo medical centers.
•
The Company continues to expect to open 15 de novo medical centers in 2022.

1GAAP 2021 financial information includes the activities of IMC Medical Group Holdings, LLC (IMC) and Care Holdings for the period from June 8, 2021 to (and including) December 31, 2021 (207 days), Senior Medical Associates for the period from June 18, 2021 to (and including) December 31, 2021 (197 days), and DNF Medical Centers for the period from September 1, 2021 to (and including) December 31, 2021 (122 days).

22021 and 2020 Pro Forma results reflect the business combinations of legacy CareMax, IMC and Care Holdings as if they had occurred on January 1, 2020.

3Pro Forma Medical Expense Ratio, Adjusted EBITDA and Platform Contribution are non-GAAP financial metrics. A reconciliation of non-GAAP metrics to GAAP financial statements is included in the appendix to this earnings release. Full year 2021 Adjusted EBITDA and Platform Contribution are pro forma for the business combinations of CareMax, IMC, and Care Holdings as if they had occurred on January 1, 2021.

4Pro Forma Run-Rate Revenue is a non-GAAP and illustrative measure estimated based on applying annualized fourth quarter 2021 revenue to membership at the end of 2021. A reconciliation of Pro Forma Run-Rate Revenue to fourth quarter 2021 revenue is included in the appendix to this earnings release.

5Pro Forma Run-Rate Adjusted EBITDA is a non-GAAP and illustrative measure comprised of the sum of 2021 Adjusted EBITDA at legacy CareMax and IMC and estimated run-rate Adjusted EBITDA at all other entities acquired in 2021, adjusted to include approximately $5 million in synergies expected at the time of the business combination between legacy CareMax, IMC, and Care Holdings. A reconciliation of Pro Forma Run-Rate Adjusted EBITDA to Adjusted EBITDA, which is reconciled to Net Income, is included in the appendix to this earnings release.

Note on Reclassification of Contingent Earnout Consideration

Due to a reclassification of the contingent share earnout related to the Business Combination of CareMax and IMC from stockholders’ equity to a liability for the period from the closing of the Business Combination to the satisfaction of the first earnout on July 9, 2021, we have determined that a restatement of our previously reported financial statements for the quarters ended June 30, 2021 and September 30, 2021 is appropriate. As a result of the restatement, we expect GAAP net income in the aforementioned periods will be materially impacted by remeasurement gains or losses on the fair value of the earnout liabilities, which reverted to stockholders equity on July 9, 2021 and are therefore estimated to result in a one-time non-cash net gain of approximately $5.8 million for the full year 2021. This reclassification will have no impact to our historical revenue, Adjusted EBITDA, or cash flow.

Conference Call

Management will host a conference call at 8:30 am ET today to discuss the results and business activities. A live audio webcast as well as related presentation materials will be available at ir.caremax.com. The conference call can also be accessed by dialing (877) 407-9753 for U.S. participants, or (201) 493-6739 for international participants. Following the live call, a replay will be available on the Company's website.

About CareMax

CareMax is a technology-enabled care platform providing value-based care and chronic disease management to seniors. CareMax operates medical centers that offer a comprehensive suite of healthcare and social services, and a proprietary software and services platform that provides data, analytics, and rules-based decision tools/workflows for physicians across the United States. Learn more at www.caremax.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and strategy, the effects of the restatement of the Company’s past financial statements and the filing of the Company’s periodic reports. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the impact of COVID-19 or any variant thereof on the Company's business and results of operation; the availability of sites for medical facilities and the costs of opening such medical facilities; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to the Company's services; the Company's ability to continue its growth, including in new markets; changes in laws and regulations applicable to the Company's business, in particular with respect to Medicare Advantage and Medicaid; the Company's ability to maintain its relationships with health plans and other key payers; any delay, modification or cancellation of government contracts; the Company's future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; the Company or any other party’s ability to fulfill contractual obligations; the impact of board leadership changes; the Company's ability to recruit and retain qualified team members and independent physicians; the timing and nature of the final resolution of the accounting issues related to the contingent share earnout; any delay in the filing of required periodic reports with the SEC; whether a restatement of financial results will be required for other accounting issues for the same or other periods in addition to the restatement currently expected; additional uncertainties related to accounting issues generally; and adverse effects on the Company’s business as a result of the restatement process. For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release.

Use of Non-GAAP Financial Information

Certain financial information and data contained this press release is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any periodic filing, information or proxy statement, or prospectus or registration statement to be filed by the Company with the SEC. Some of the financial information and data contained in this press release, such as Pro Forma Run-Rate Revenue, Adjusted EBITDA and margin thereof, Pro Forma Run-Rate Adjusted EBITDA and Platform Contribution and margin thereof and Pro Forma Medical Expense Ratio have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures of financial results are not GAAP measures of our financial results or liquidity and should not be considered as an alternative to net income (loss) as a measure of financial results, cash flows from operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The Company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review the Company’s audited financial statements, which have been filed by the Company with the SEC.

A reconciliation for Adjusted EBITDA, Pro Forma Run-Rate Revenue, Pro Forma Run-Rate Adjusted EBITDA and Pro Forma Medical Expense Ratio to the most directly comparable GAAP financial measures is included below. A reconciliation of projected 2022 Adjusted EBITDA to the most directly comparable GAAP financial measure is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate this non-GAAP financial measure. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

Use of Pro Forma Financial Information and Pro Forma Non-GAAP Financial Information

The unaudited pro forma statements of operations below are provided for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the acquisitions of IMC and Care Holdings had occurred in the stated historical periods, nor are they indicative of the future results or financial position of the combined company. The unaudited pro forma statements of operations do not give effect to the potential impact, of any anticipated synergies, operating efficiencies or cost savings that may result from the acquisitions of IMC and Care Holdings, any integration costs or tax deductibility of transaction costs.

Additionally, Adjusted EBITDA presented on a pro forma basis gives effect to the acquisitions of IMC and Care Holdings as if they had occurred in historical periods, which does not necessarily reflect what the Company’s Adjusted EBITDA would have been had the acquisitions occurred on the dates indicated.

CAREMAX, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$47,917	$4,934
Accounts receivable, net	41,998	9,395
Inventory	550	15
Prepaid expenses	17,040	183
Risk settlements due from providers	539	80
Due from related parties	-	274
Total Current Assets	108,044	14,881

Property and equipment, net	15,993	4,796
Goodwill	464,566	10,068
Intangible assets, net	59,811	8,575
Deferred debt issuance costs	1,972	-
Other assets	2,706	183
Total Assets	$653,092	$38,503

LIABILITIES AND STOCKHOLDERS'/MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$3,110	$1,044
Accrued expenses	8,686	2,572
Accrued interest payable	4	149
Risk settlements due to providers	196	643
Current portion of long-term debt	6,275	1,004
Due to related parties	-	39
Other current liabilities	3,687	-
Total Current Liabilities	21,959	5,451

Derivative warrant liabilities	8,375	-
Long-term debt, less current portion	110,960	26,325
Other liabilities	6,428	-
Total Liabilities	147,722	31,776
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS'/MEMBER'S EQUITY
Class A common stock ($0.0001 par value; 250,000,000 shares authorized; 87,367,972 shares issued and outstanding at December 31, 2021)	9	-
Additional paid-in-capital	505,327	-
Retained Earnings	33	-
Member units (no par value, 200 authorized, issued and outstanding at December 31, 2020)	-	223
Members' equity	-	6,504
Total Stockholders'/Members' Equity	505,370	6,727

Total Liabilities and Stockholders'/Members' Equity	$653,092	$38,503

CAREMAX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
$ in thousands	2021	2020	2021	2020
Revenue
Medicare risk-based revenue	$91,277	$27,968	$233,282	$103,051
Medicaid risk-based revenue	20,160	-	46,493	-
Other revenue	6,869	119	15,987	370
Total revenue	118,306	28,087	295,762	103,421
Operating expense
External provider costs	79,724	16,940	206,747	66,050
Cost of care	22,743	5,129	57,566	17,373
Sales and marketing	2,614	256	4,955	1,067
Corporate, general and administrative	16,315	3,123	40,579	7,748
Depreciation and amortization	6,089	429	13,216	1,501
Acquisition related costs	494	-	1,522	-
Total costs and expenses	127,981	25,876	324,585	93,739
Operating (loss) income	(9,674)	2,211	(28,822)	9,682

Interest (expense), net	(1,905)	(542)	(4,492)	(1,659)
Gain on remeasurement of warrant liabilities	8,735	-	20,757	-
Gain on remeasurement of earnout liabilities	-	-	5,794	-
Loss on disposal of fixed assets, net	(50)	-	(50)	-
Gain (loss) on extinguishment of debt, net	(7)	(451)	1,630	(451)
Other income (expense), net	(493)	-	(1,333)	-
Loss before income taxes	(3,395)	1,218	(6,516)	7,572
Income tax provision	159	-	159	-
Net income/(loss)	$(3,553)	$1,218	$(6,675)	$7,572

Net income (loss) attributable to non-controlling interest	-	-	-	-
Net income (loss) attributable to controlling interest	(3,553)	1,218	(6,675)	7,572
Net income (loss) per share attributable to CareMax, Inc. Class A common stockholders	$(0.04)	$0.11	$(0.13)	$0.70
Weighted average shares outstanding - basic and diluted	87,106	10,796	52,621	10,796

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended December 31,	Twelve Months Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss)/Income	$(6,675)	$7,572
Adjustments to reconcile net (loss)/income to net cash
(Used in)/provided by operating activities:
Depreciation expense	2,813	858
Amortization expense	10,402	643
Amortization of debt issuance costs	866	177
Stock compensation expense	1,341	-
Change in fair value of warrant liabilities	(20,757)	-
Gain on fair value change of contingent earnout shares liability	(5,794)	-
(Gain) loss on extinguishment of debt	(1,630)	451
Other Non-cash, net	331	-
Changes in operating assets and liabilities:
Accounts receivable	(3,836)	(4,208)
Inventory	(85)	(5)
Prepaid expenses	(768)	6
Risk settlements due from/due to providers	(459)	248
Due to/from related parties	235	(146)
Other assets	(1,501)	12
Accounts payable	(984)	(686)
Accrued expenses	1,216	394
Other liabilities	1,574	-
Accrued interest	(145)	-
Net Cash (Used In)/Provided by Operating Activities	(23,856)	5,316

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,990)	(2,151)
Acquisition of businesses	(309,707)	(2,566)
Acquisition of intangible assets	(2,882)	-
Asset Purchase Agreement Holdback Payment	-	(329)
Purchase of noncontrolling interest ownership	-	(1,897)
Net Cash Used in Investing Activities	(316,579)	(6,942)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under revolving loan commitment	-	4,075
Loan from Paycheck Protection Program	-	2,164
Proceeds from issuance of Class A common stock	415,000	-
Issuance costs of Class A common stock	(12,471)	-
Reverse recapitalization	(108,435)	-
Proceeds from borrowings on long-term debt and credit facilities	125,000	-
Principal payments on long-term debt	(27,711)	(425)
Payment of deferred financing costs	(7,478)	-
Payment of debt prepayment penalties	(487)	-
Distributions to members	-	(3,691)
Net Cash Provided by Financing Activities	383,418	2,123

NET INCREASE IN CASH	42,983	497
Cash - Beginning of Period	4,934	4,438
CASH - END OF PERIOD	$47,917	$4,934

Reconciliation to COVID-Adjusted Medical Expense Ratio

	GAAP	Pro Forma
$ in thousands	Three Months Ended December 31, 2021	Twelve Months Ended December 31, 2021
Medicare and Medicaid Risk Revenue	$111,437	$380,112
Plus: Risk Adjustment Impact	2,966	11,557
Medicare and Medicaid Risk Revenue Adjusted for Risk Adjustment Impact	$114,403	$391,669
External Provider Cost	$79,724	$283,797
Less: COVID Claims Expense	(212)	(11,566)
External Provider Cost Adjusted for COVID Claims Expense	$79,512	$272,231
Medical Expense Ratio	71.5%	74.7%
Medical Expense Ratio Adjusted for Risk Adjustment Impact and COVID Claims Expense	69.5%	69.5%

Non-GAAP Financial Summary

$ in thousands	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021
Medicare Risk Revenue	$63,373	$62,040	$63,188	$65,210	$65,394	$66,618	$76,428	$91,277
Medicaid Risk Revenue	10,827	14,828	20,565	19,062	18,897	20,454	20,884	20,160
Other Revenue	4,608	4,126	3,351	3,801	4,127	4,839	7,308	6,869
Total Revenue	78,808	80,994	87,104	88,073	88,418	91,911	104,620	118,306

External Provider Costs	53,472	52,780	60,158	57,775	60,278	70,466	73,329	79,724
Cost of Care	11,246	10,093	11,417	12,446	13,427	13,246	20,315	22,538
Platform Contribution	14,090	18,121	15,529	17,852	14,712	8,199	10,976	16,044
Platform Contribution Margin (%)	17.9%	22.4%	17.8%	20.3%	16.6%	8.9%	10.5%	13.6%

Sales and Marketing	$1,057	$1,245	$1,290	$1,431	$391	$1,688	$1,274	$2,615
Corporate, General and Administrative	7,858	5,667	6,069	6,519	7,197	6,347	8,668	9,662
Adjusted Operating Expenses	8,915	6,912	7,359	7,951	7,588	8,036	9,942	12,276

De Novo Losses	3	24	68	484	184	364	195	489
Adjusted EBITDA	$5,178	$11,233	$8,237	$10,385	$7,308	$527	$1,229	$4,257
* Figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred in historical periods. Figures may not sum due to rounding.

Twelve Months ended December 31, 2021 compared to Twelve Months ended December 31, 2020 Non-GAAP Financial Summary

	For the Twelve Months Ended December 31,
$ in thousands	2021	2020	Y/Y Change
Medicare Risk Revenue	$299,717	$253,811	$45,906
Medicaid Risk Revenue	80,395	65,282	15,113
Other Revenue	23,143	15,886	7,257
Total Revenue	403,255	334,979	68,277

External Provider Costs	283,797	224,186	(59,611)
Cost of Care	69,526	45,201	(24,325)
Platform Contribution	49,931	65,592	(15,661)
Platform Contribution Margin (%)	12.4%	19.6%	(7.2%)

Sales and Marketing	5,968	5,023	(945)
Corporate, General and Administrative	31,874	26,113	(5,761)
Adjusted Operating Expenses	37,842	31,137	6,706

De Novo Losses	1,232	578	654
Adjusted EBITDA	$13,321	$35,033	$(21,712)
* Figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred in historical periods. Figures may not sum due to rounding.

Non-GAAP Operating Metrics*	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021
Centers	21	21	22	24	24	34	40	45
Markets**	1	1	1	1	1	2	3	4
Patients (MCREM)***	24,800	27,500	29,000	28,400	29,200	35,300	40,400	50,100
At-Risk	84.8%	86.7%	85.6%	87.7%	87.0%	84.1%	87.2%	79.3%
Platform Contribution ($, Millions)****	$14.1	$18.1	$15.5	$17.9	$14.7	$8.2	$11.0	$16.0
* Figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred in historical periods. Figures may not sum due to rounding.
** CareMax currently defines markets as metropolitan statistical areas (MSA); markets were previously defined as states.
*** MCREM defined as Medicare Equivalent Members, which assumes the level of support received by a Medicare patient is equivalent to that received by three Medicaid or Commercial patients.
**** Platform contribution defined as revenue less external provider costs and cost of care, excluding depreciation and amortization.

Reconciliation to Adjusted EBITDA*

$ in thousands	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021
Net Income (Loss)	$3,170	$3,466	$(281)	$1,218	$1,302	$10,057	$(14,479)	$(3,553)
GAAP Pro Forma Adjustments	(3,513)	160	(189)	1,912	(2,730)	(6,186)	-	-
Pro Forma Net Income	$(343)	$3,626	$(470)	$3,130	$(1,429)	$3,871	$(14,479)	$(3,553)
Interest expense, net	1,658	1,689	1,656	1,628	1,400	1,667	1,291	1,905
Depreciation and amortization	3,514	3,244	3,368	3,418	2,979	3,339	5,176	6,089
Income tax provision	-	-	-	-	-	-	-	159
Gain on remeasurement of warrant liabilities	-	-	-	-	-	(1,795)	(10,227)	(8,735)
Loss/(Gain) on remeasurement of earnout liabilities	-	-	-	-	-	(17,420)	11,625	-
Loss on disposal of fixed assets, net	-	-	-	-	-	-	-	50
Loss/(Gain) on extinguishment of debt	-	-	-	451	-	806	(279)	7
Other expense/(income)	(2)	(12)	100	(997)	212	(2,367)	840	493
EBITDA	4,827	8,547	4,653	7,630	3,162	(11,900)	(6,053)	(3,585)
Other adjustments
Non-recurring expenses	(309)	1,985	2,763	1,390	2,795	8,257	4,249	4,653
Acquisition costs	656	678	789	893	1,168	3,806	1,871	2,325
Stock based compensation	-	-	-	-	-	-	966	375
De novo losses	3	24	68	484	184	364	195	489
Discontinued operations	-	(0)	(35)	(12)	(1)	(0)	-	-
Adjusted EBITDA	$5,178	$11,233	$8,237	$10,385	$7,308	$527	$1,229	$4,257
* Pro Forma figures give effect to the Business Combinations of IMC and Care Holdings as if they had occurred in historical periods. Figures may not sum due to rounding.

Three and twelve months ended December 31, 2021 and 2020 Reconciliation to Adjusted EBITDA

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
$ in thousands	2021	2020	Y/Y Change	2021	2020	Y/Y Change
Net Income (Loss)	$(3,553)	$1,218	$(4,771)	$(6,674)	$7,572	$(14,245)
GAAP Pro Forma Adjustments	-	1,912	(1,912)	(8,917)	(1,629)	(7,288)
Pro Forma Net Income (Loss)	(3,553)	3,130	(6,683)	(15,590)	5,943	(21,533)
Interest expense	1,905	1,628	277	6,263	6,630	(368)
Depreciation and amortization	6,089	3,418	2,671	17,583	13,544	4,039
Income tax provision (benefit)	159	-	159	159	-	159
Loss/(Gain) on remeasurement of warrant liabilities	(8,735)	-	(8,735)	(20,757)	-	(20,757)
Loss/(Gain) on remeasurement of warrant liabilities	-	-	-	(5,794)	-	(5,794)
Loss on disposal of fixed assets, net	50	-	50	50	-	50
Loss/(Gain) on extinguishment of debt	7	451	(444)	534	451	83
Other expenses	493	(997)	1,490	(823)	(912)	89
EBITDA	(3,585)	7,630	(11,216)	(18,376)	25,657	(44,033)
Other Adjustments
Non-recurring expenses	4,653	1,390	3,263	19,955	5,829	14,126
Acquisition costs	2,325	893	1,432	9,169	3,016	6,153
Stock based compensation	375	-	375	1,341	-	1,341
De novo losses	489	484	5	1,232	578	654
Discontinued operations	-	(12)	12	(1)	(48)	47
Adjusted EBITDA	$4,257	$10,385	$(6,128)	$13,321	$35,033	$(21,712)

Reconciliation to Pro Forma Run-Rate Total Revenue

$ in thousands
4Q21 Total Revenue	$118,306
Annualization	4.0	x
Annualized 4Q21 Total Revenue	473,224
Total Pro Forma Impact of Year-End Membership	42,001
Pro Forma Run-Rate Total Revenue	$515,225

Reconciliation to Pro Forma Run-Rate Adjusted EBITDA

$ in thousands
Reported 2021 Adjusted EBITDA	$13,321
Pro Forma Run-Rate Impact of Acquisitions	17,127
Synergies	4,909
Pro Forma Run-Rate Adjusted EBITDA	$35,356

Contacts:

CareMax, Inc.

Media

Christine Bucan

(305) 542-8855

Christine@thinkbsg.com

Investor Relations

Samantha Swerdlin

(847) 924-8980

samantha.swerdlin@caremax.com

The Equity Group Inc.

Devin Sullivan

(212) 836-9608

dsullivan@equityny.com